EXHIBIT 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

May 25, 2007
Taleo Corporation
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
     We are acting as counsel to Taleo Corporation, a Delaware corporation (the “Company”), in connection with the registration of 4,212,068 shares of the Company’s Class A Common Stock, par value $0.00001 per share, including 549,400 shares subject to an over-allotment option (collectively, the “Shares”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-142877), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares are being sold by the selling stockholders identified as such in the Registration Statement.
     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company, and, when sold by the selling stockholders in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.
     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.